Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
a.Registration Statement (Form S-8 No. 333-255413) pertaining to the 2013 Stock Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of DigitalOcean Holdings, Inc., and
b.Registration Statement (Form S-8 No. 333-255440) pertaining to the 2013 Stock Plan of DigitalOcean Holdings, Inc.;
of our report dated February 25, 2022, with respect to the consolidated financial statements of DigitalOcean Holdings, Inc., included in this Annual Report (Form 10-K) of DigitalOcean Holdings, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
New York, NY
February 25, 2022